CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this registration statement on Form N-1A (the "Registration Statement") of our reports dated February 12, 2004, relating to the financial statements and financial highlights appearing in the December 31, 2003 Annual Reports to Shareholders of Colonial Small Cap Value Fund, Variable Series, Colonial Strategic Income Fund, Variable Series, Columbia High Yield Fund, Variable Series (formerly Galaxy VIP Columbia High Yield Fund II), Columbia International Fund, Variable Series (formerly Colonial International Fund for Growth, Variable Series), Columbia Real Estate Equity Fund, Variable Series (formerly Galaxy VIP Columbia Real Estate Equity Fund II), Liberty Equity Fund, Variable Series (formerly Galaxy VIP Equity
Fund), Liberty Growth & Income Fund, Variable Series (formerly Colonial U.S. Growth and Income Fund, Variable Series), Liberty S&P 500 Index Fund, Variable Series, Liberty Select Value Fund, Variable Series, and Newport Tiger Fund, Variable Series, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 15, 2004